Exhibit 99.1



NEWS
FOR IMMEDIATE RELEASE
                                              CONTACT:   Kurt P. Ross
                                                         Guy B. Lawrence
                                                         K.P. ROSS, INC.
                                                         tel:  (212) 308-3333
                                                         E-mail: kpross1@msn.com


              PARAGON ANNOUNCES MANUFACTURING OPERATIONS WILL CEASE
                           AT BRAMPTON, ONTARIO PLANT

     ACTION REFLECTS ONGOING EFFORTS TO REDUCE COSTS AND IMPROVE PRODUCTION
                                   EFFICIENCY

Norcross, GA, April 30, 1999 - Paragon Trade Brands, Inc. (NYSE: PTB) today announced that the Company's Canadian subsidiary, Paragon Trade Brands (Canada) Inc., will cease manufacturing infant disposable diapers at its Brampton, Ontario facility and anticipates taking a charge to earnings in the second quarter of 1999 in connection with costs related to this action. The Brampton plant currently employs approximately 113 people. The facility will curtail manufacturing operations over the next few weeks while Paragon transitions servicing its Canadian customers to its Harmony, Pennsylvania facility. Thereafter, the Brampton facility will operate as a warehouse and distribution facility to continue to deliver outstanding service to its Canadian customers.

Commenting on the cessation of manufacturing operations at the Brampton plant, Chairman and Chief Executive Officer, Bobby Abraham, said, "As a result of our continuing investments in the business, we have increased our productivity and capacity across our North American manufacturing system. With this added capacity, it is now more economical for Paragon to service our Canadian customers from our facility in Harmony, Pennsylvania. While our Brampton operation has been a high quality, efficient operation, it lacks economic scale and is logistically disadvantaged to support our U.S. customers. The decision to cease manufacturing operations at Brampton is part of the Company's ongoing efforts to improve efficiency and reduce costs in our North American infant disposable



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diaper  business.  We  sincerely  regret the impact of this action on our highly skilled and committed Canadian associates. The Company will make every effort to offer them opportunities in our U.S. operations."

Paragon Trade Brands is the leading manufacturer of store brand infant disposable diapers in the United States and Canada. Paragon manufactures a line of premium and economy diapers, training pants, and feminine care and adult incontinence products, which are distributed throughout the United States and Canada, primarily through grocery and food stores, mass merchandisers, warehouse clubs, toy stores and drug stores that market the products under their own store brand names. Paragon has also established international joint ventures in Mexico, Argentina, Brazil and China for the sale of infant disposable diapers and other absorbent personal care products.

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in the Company's forward-looking statements. Factors which could affect the Company's financial results, including, but not limited to: the Company's Chapter 11 filing; increased raw material prices and product costs; new product and packaging introductions by competitors; increased price and promotion pressure from competitors; Year 2000 compliance issues; and patent litigation, are described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof, and which are made by management pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.
                                       ###

ALAN J. CYRON
EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
PARAGON TRADE BRANDS, INC.
180 TECHNOLOGY PARKWAY
NORCROSS, GA 30092
678/969-5200